UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2020 Stock Incentive Plan

On October 31, 2024, Theriva Biologics, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (“Amendment No. 2”) to the Company’s 2020 Stock Incentive Plan (the “2020 Stock Incentive Plan”) to (i) increase the number of shares of common stock that the Company will have authority to grant under the 2020 Stock Incentive Plan from 280,000 shares of common stock to 2,500,000 shares of common stock and (ii) to amend the annual non-employee director grant limit to 250,000 shares of common stock. A description of the 2020 Stock Incentive Plan, as amended, is set forth in the Company’s definitive proxy statement on Schedule 14A for the Annual Meeting, which was filed on September 30, 2024 with the Securities and Exchange Commission (the “Definitive Proxy Statement”), in the section entitled “PROPOSAL 3-APPROVAL OF AMENDMENTS TO THE COMPANY’S 2020 STOCK INCENTIVE PLAN”. The description of Amendment No. 2 is qualified in its entirety by reference to the full text of Amendment No. 2, a copy of which is included as an exhibit to this Current Report on Form 8-K and attached to the Definitive Proxy Statement as Appendix A.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 1, 2024, the Company filed a Certificate of Change to its Articles of Incorporation with the Secretary of State of the State of Nevada (the “Certificate of Change”) that was effective on such date that increased the number of the Company’s authorized shares of common stock, $0.001 par value per share from 14,000,000 shares to $350,000,000 shares. The foregoing description is a summary only and is qualified in its entirety by reference to the full text of the Certificate of Change, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 31, 2024, the Company held the Annual Meeting where the Company’s stockholders voted on the following five (5) proposals and cast their votes as described below. These matters are described in detail in the Definitive Proxy Statement.

The final results for Proposals 1, 2, 3, 4 and 5 as set forth in the Definitive Proxy Statement were as follows:

Proposal 1 - Election of Directors.

The following four (4) individuals were elected as directors, to serve until the Company’s next annual meeting of stockholders and until their respective successors have been duly elected and qualified with the following votes:

Name of Director	Votes For	Withheld	Broker Non-Votes
Jeffrey J. Kraws	902,275	130,413	480,879
Steven A. Shallcross	887,405	145,283	480,879
John Monahan	896,135	136,553	480,879
Jeffrey Wolf	903,414	129,274	480,879

Proposal 2 - Ratification of the appointment of BDO USA, P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

The stockholders ratified and approved the appointment of BDO USA P.C. as the Company’s independent registered public accounting firm for the year ending December 31, 2024 based on the votes listed below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,394,059	113,657	5,851	0

Proposal 3 - Approval of Amendments to the Company’s 2020 Stock Incentive Plan.

As further described above in Item 5.02 of this Current Report on Form 8-K, the stockholders approved and adopted Amendment No. 2 to the 2020 Stock Incentive Plan, which amendment increased the number of shares of common stock that the Company will have authority to grant under the 2020 Stock Incentive Plan from 280,000 shares to 2,500,000 shares of common stock. As a result, a maximum of 2,500,000 shares of common stock may be issued under the 2020 Stock Incentive Plan, as amended. The results of the voting for this approved proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
807,292	223,018	2,378	480,879

Proposal 4 - Approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock from 14,000,000 shares to 350,000,000 shares. The stockholders approved the amendment to the Company’s Articles of Incorporation.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,163,326	348,967	1,274	0

Proposal 5 - Authorization of an adjournment of the 2024 Annual Meeting of Stockholders, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposals 3 and 4. The stockholders approved the adjournment; however, the Board of Directors determined an adjournment was not necessary.

Votes For	Votes Against	Abstentions	Broker Non-Votes
1,169,256	338,173	6,138	0

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Certificate of Change to the Articles of Incorporation
10.1	Amendment No. 2 to the Theriva Biologics, Inc. 2020 Stock Incentive Plan
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2024	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer